Exhibit 10.14

EXECUTION VERSION

FIRST INCREMENTAL CREDIT FACILITY AMENDMENT

TO FIRST LIEN CREDIT AGREEMENT

THIS FIRST INCREMENTAL CREDIT FACILITY AMENDMENT TO FIRST LIEN CREDIT AGREEMENT (this “Amendment”) is dated as of November 1, 2019 and is entered into by GOODRX, INC., a Delaware corporation (the “Borrower”), GOODRX INTERMEDIATE HOLDINGS, LLC, a Delaware limited liability company (“Holdings”), the Lenders party hereto, and BARCLAYS BANK PLC (“BARCLAYS”), as administrative agent for the Lenders (in such capacity, together with its successors and assigns, the “Administrative Agent”) and as collateral agent, (in such capacity, together with its successors and assigns, the “Collateral Agent”) and acknowledged and agreed by the other Guarantors party hereto, is made with reference to that certain FIRST LIEN CREDIT AGREEMENT, dated as of October 12, 2018 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”, and as amended by this Amendment, the “Amended Credit Agreement”) by and among the Borrower, Holdings, the Lenders from time to time party thereto and Barclays, as the Administrative Agent and the Collateral Agent. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement after giving effect to this Amendment.

RECITALS

WHEREAS, pursuant to Section 2.20 of the Credit Agreement, the Borrower may request that the lenders provide Incremental Term Loans by entering into one or more Incremental Credit Facility Amendments executed by the Borrower, the Administrative Agent, and each lender making such Incremental Term Loans, in each case, subject to the terms and conditions of the Credit Agreement;

WHEREAS, the Borrower has requested and the lender identified on Schedule A hereto (the “Incremental Term Loan Lender”) has agreed to provide Incremental Term Loans denominated in Dollars in the aggregate principal amount of up to $155,000,000.00 (the “2019 Incremental Term Loans”) in accordance with Section 2.20 of the Credit Agreement;

WHEREAS, the Borrower intends to use the proceeds of the 2019 Incremental Term Loans, pursuant to Section 2.20 of the Credit Agreement, to prepay the Second Lien Facility in full, to fund cash to the Borrower’s balance sheet and to pay fees and expenses in connection with the incurrence of the 2019 Incremental Term Loans;

WHEREAS, the Borrower has requested that the Revolving Lenders agree to extend the Revolving Termination Date by one year to the sixth anniversary of the Closing Date, and each of the Revolving Lenders has agreed to do so; and

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION I.	INCREMENTAL TERM LOANS

A.    2019 Incremental Term Loans.

(a)    Subject to the terms and conditions of this Amendment and the Credit Agreement, including the effectiveness of the amendments set forth in Section II hereof, the Incremental Term Loan Lender agrees to make 2019 Incremental Term Loans to the Borrower on the First Amendment Funding Date in a principal amount not to exceed the amount set forth opposite the Incremental Term Loan Lender’s name in Schedule A annexed hereto (the “2019 Incremental Funding Term Loan Commitment”, and the 2019 Incremental Term Loans funded thereunder, the “2019 Incremental Funding Term Loans”). Amounts repaid in respect of the 2019 Incremental Term Loans may not be reborrowed. The 2019 Incremental Funding Term Loan Commitment will terminate in full upon the First Amendment Funding Date.

(b)    This Amendment shall constitute (i) the notice required to be delivered by the Borrower to the Administrative Agent pursuant to Section 2.20(a) of the Credit Agreement and (ii) an “Incremental Credit Facility Amendment”.

B.    Terms of 2019 Incremental Term Loans. Notwithstanding any provision to the contrary herein or in the Credit Agreement, except as set forth in this Section I and as amended in Section II, (a) the terms of the 2019 Incremental Term Loans shall be the same as the terms of the Initial Term Loans, (b) the 2019 Incremental Funding Term Loan Commitment will constitute a Commitment, a Term Commitment (other than for purposes of the first paragraph of Section 2.01 of the Credit Agreement) and an Incremental Term Commitment, (c) the 2019 Incremental Term Loans will constitute Loans, Initial Term Loans (other than for purposes of (i) the first paragraph of Section 2.01 of the Credit Agreement, (ii) Section 4.01 of the Credit Agreement and (iii) Section 5.09(a) of the Credit Agreement), Term Loans and Incremental Term Loans, (d) the Incremental Term Loan Lender will be a Lender and a Term Lender, (e) the 2019 Incremental Term Loans and the Initial Term Loans shall collectively constitute one tranche and one Class of Term Loans under the Credit Agreement, (f) the 2019 Incremental Term Loans will be fungible with the other Initial Term Loans, (g) all principal, fees, premiums and interest with respect to the 2019 Incremental Term Loans (including prepayments) shall be paid ratably together with and on the same basis as the Initial Term Loans, and (h) notwithstanding anything to the contrary in the Amended Credit Agreement or in any other Loan Document (including this Amendment), the Borrower agrees that, prior to the 2019 Incremental Term Loans’ and the Initial Term Loans’ collectively constituting one Class of Term Loans under the Amended Credit Agreement, the Borrower shall make each voluntary and mandatory prepayment of the Term Loans on a pro rata basis between the 2019 Incremental Term Loans and the Initial Term Loans, and the Borrower hereby makes each applicable election to do so as described in the Credit Agreement.

C.    Use of Proceeds. The proceeds of the 2019 Incremental Funding Term Loans shall be used to prepay the Second Lien Facility in full and to pay fees and expenses in connection with the incurrence of the 2019 Incremental Term Loans, to fund cash to the Borrower’s balance sheet and to pay fees and expenses in connection with the incurrence of the 2019 Incremental Term Loans.

D.    Incremental Borrowing. The parties hereto hereby agree that, notwithstanding anything in the Credit Agreement to the contrary, (a) the initial Interest Period with respect to the 2019 Incremental Term Loans shall commence on the First Amendment Funding Date and end on the last day of the Interest Period applicable to the then outstanding Initial Term Loans, and (b) the Administrative Agent is hereby authorized to take all actions as it may reasonably deem to be necessary to ensure that the 2019 Incremental Term Loans are included in the same Class as the Initial Term Loans and the Administrative Agent shall be authorized to mark the Register accordingly to reflect the amendments and adjustments set forth herein.

E.    Repayment of the 2019 Incremental Term Loans. To the extent not previously paid, the 2019 Incremental Term Loans shall be due and payable by the Borrower on the Term Loan Maturity Date.

SECTION II.	AMENDMENTS.

The Borrower, Holdings, the Administrative Agent and the Revolving Lenders party hereto (who constitute all of the Revolving Lenders) hereby agree that, in accordance with Section 9.02(b)(iii) of the Credit Agreement, on the First Amendment Funding Date, the Credit Agreement shall hereby be amended as follows:

A.    Section 1.01 of the Credit Agreement is hereby amended by deleting the following definition in its entirety and replacing it with the following:

“Revolving Termination Date” means the sixth anniversary of the Closing Date (or if such anniversary is not a Business Day, the next preceding Business Day), but, as to any specific Revolving Commitment, as the maturity of such Revolving Commitment shall have been extended by the holder thereof in accordance with the terms hereof.

The Borrower, Holdings, the Administrative Agent and the Incremental Term Loan Lender hereby agree that, in accordance with Section 2.20(d) of the Credit Agreement, on the First Amendment Funding Date, the Credit Agreement shall hereby be amended as follows:

B.    Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions in appropriate alphabetical order:

“2019 Incremental Funding Term Loan Commitment” has the meaning assigned to such term in Section I of the First Incremental Credit Facility Amendment.

“2019 Incremental Funding Term Loans” has the meaning assigned to such term in Section I of the First Incremental Credit Facility Amendment.

“2019 Incremental Lender” means, as of any date of determination, all Lenders having a 2019 Incremental Funding Term Loan Commitment or holding all or any portion of the outstanding 2019 Incremental Term Loans.

“2019 Incremental Term Loans” has the meaning assigned to such term in the Recitals of the First Incremental Credit Facility Amendment, and shall include the 2019 Incremental Funding Term Loans.

“First Amendment Funding Date” has the meaning assigned to such term in Section III of the First Incremental Credit Facility Amendment.

“First Incremental Credit Facility Amendment” means the First Incremental Credit Facility Amendment to First Lien Credit Agreement, dated as of November 1, 2019, among the Borrower, Holdings, the other Loan Parties party thereto, the Lenders party thereto and the Administrative Agent.

C.    Section 1.01 of the Credit Agreement is hereby amended by deleting the following definitions in their entirety and replacing them with the following:

“Class,” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Term Loans, Swingline Loans, Initial Term Loans (including the 2019 Incremental Term Loans), Incremental Term Loans, Incremental Revolving Loans, Other Term Loans, Other Revolving Loans, Extended Term Loans or Extended Revolving Loans; when used in reference to any Commitment, refers to whether such Commitment is a Term Commitment (including the 2019 Incremental Term Loan Commitment), Revolving Commitment, Incremental Term Commitment, Incremental Revolving Commitment, Extended Revolving Commitments, Other Term Commitment and Other Revolving Commitment; and when used in reference to any Lender, refers to whether such Lender has a Loan or Commitment with respect to a particular Class. Incremental Term Loans, Extended Term Loans and Other Term Loans (together with the respective Commitments in respect thereof) shall, at the election of the Borrower, be construed to be in different Classes. Incremental Revolving Loans, Extended Revolving Loans and Other Revolving Loans (together with the respective Commitments in respect thereof) shall, at the election of the Borrower, be construed to be in different Classes.

“Initial Term Loan Lender” shall mean each Term Lender with (a) a Term Commitment to make or otherwise fund an Initial Term Loan hereunder pursuant to Section 2.01(a) on the Closing Date or with outstanding Initial Term Loans or (b) a 2019 Incremental Funding Term Loan Commitment (including each 2019 Incremental Lender).

“Initial Term Loans” means (a) the Term Loans made on the Closing Date pursuant to Section 2.01(a) and (b) the 2019 Incremental Term Loans (other than for purposes of (i) the first paragraph of Section 2.01, (ii) Section 4.01 and (iii) Section 5.09(a)).

“Term Loans” means the Initial Term Loans made hereunder on the Closing Date pursuant to Section 2.01(a) and, if and as applicable after the Closing Date, any other Initial Term Loans (including the 2019 Incremental Term Loans), Extended Term Loans, Incremental Term Loans, Other Term Loans or Refinanced Term Loans, as the context may require.

D.    Section 2.01 of the Credit Agreement is hereby amended by inserting the following new paragraph at the end thereof:

“Subject to the terms and conditions hereof and of the First Incremental Credit Facility Amendment, the 2019 Incremental Lender named in the First Incremental Credit Facility Amendment agrees to make a 2019 Incremental Funding Term Loan to the Borrower in a single drawing on the First Amendment Funding Date in Dollars and in an amount not to exceed the amount of the 2019 Incremental Funding Term Loan Commitment on the First Amendment Funding Date. Amounts repaid or prepaid in respect of 2019 Incremental Term Loans may not be reborrowed. The 2019 Incremental Funding Term Loan Commitment will terminate in full upon the drawing of the 2019 Incremental Funding Term Loans on the First Amendment Funding Date referred to in clause (i) of the first sentence of this paragraph above. The 2019 Incremental Funding Term Loans funded on the First Amendment Funding Date will be funded with original issue discount in an amount equal to 0.25% of the par principal amount thereof (it being agreed that the Borrower shall be obligated to repay 100% of the principal amount of the 2019 Incremental Term Loans and interest shall accrue on 100% of the principal amount of the 2019 Incremental Term Loans, in each case as provided herein).”

E.    Section 2.10(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(a) Subject to adjustment pursuant to paragraph (b) of this Section and subject to paragraph (i) of Section 2.11,

(i) on and after the First Amendment Funding Date, the Borrower shall repay the Initial Term Loans (including, for the avoidance of doubt, the 2019 Incremental Term Loans) on the last Business Day of each fiscal quarter of the Borrower (commencing with the first fiscal quarter ended after the First Amendment Funding Date) in an aggregate principal amount equal to $1,757,307.56; and

(ii) without limiting the foregoing, to the extent not previously paid, all Term Loans shall be due and payable on the applicable Term Loan Maturity Date.”

F.    Section 5.09 of the Credit Agreement is hereby amended by (i) inserting the following new clause (b) therein and (ii) redesignating existing clauses (b) and (c) as clauses (c) and (d), respectively:

“(b) The proceeds of the 2019 Incremental Funding Term Loans will be used, directly or indirectly, by the Borrower, together with cash on hand, to prepay the Second Lien Facility in full (and to pay fees, costs and expenses in connection with the foregoing) and to fund cash to the Borrower’s balance sheet.”

SECTION III.	CONDITIONS TO EFFECTIVENESS AND FUNDING

The effectiveness of this Amendment, including Section II, the obligation of the Incremental Term Loan Lender to make the 2019 Incremental Funding Term Loans and the agreement of the Revolving Lenders to extend the Revolving Termination Date is subject to the satisfaction or waiver of the following conditions (the date upon which all of such conditions are satisfied or waived, the “First Amendment Funding Date”):

A.    Execution. The Administrative Agent shall have received a counterpart signature page of this Amendment, duly executed by each of the Loan Parties, each of the Revolving Lenders, the Incremental Term Loan Lender, and the Administrative Agent.

B.    Fees. Substantially concurrently with the First Amendment Funding Date, the Borrower shall have paid all fees due and payable to the Incremental Term Loan Lender or the Administrative Agent (or any of its affiliates) by the Borrower on or prior to the First Amendment Funding Date pursuant to this Amendment and each of the seven Fee Letters dated as of October 23, 2019 (collectively, the “Fee Letters”) by and between the Borrower and (i) Barclays Bank PLC, (ii) Goldman Sachs Bank USA (iii) BofA Securities, Inc., (iv) Credit Suisse Loan Funding, LLC, (v) KKR Capital Markets LLC, (vi) Citizens Bank, N.A. and (vii) SunTrust Robinson Humphrey, Inc.

C.    Expenses. The Administrative Agent shall have received, to the extent invoiced, payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or any other Loan Document, including reimbursement or other payment of all reasonable and documented out-of-pocket expenses (including reasonable fees, charges and disbursements of Davis Polk & Wardwell LLP,) required to be reimbursed or paid by the Borrower hereunder or otherwise in connection with this Amendment.

D.    No Event of Default. No Default or Event of Default shall have occurred and be continuing on the First Amendment Funding Date or would result after giving effect to the making and incurrence of the 2019 Incremental Funding Term Loans or the use of proceeds thereof.

E.    Representations and Warranties. The representations and warranties made by each Loan Party set forth in Article III of the Credit Agreement, in Section IV herein and in any other Loan Document executed on or prior to the First Amendment

Funding Date shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) on and as of the First Amendment Funding Date with the same effect as though made on and as of such date, except to the extent such representation or warranty expressly relates to an earlier date in which case such representations and warranties shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) as of such earlier date.

F.    Maximum Additional Debt Amount. The aggregate principal amount of the 2019 Incremental Funding Term Loans shall not exceed the Maximum Additional Debt Amount after giving effect to the making and incurrence of the 2019 Incremental Funding Term Loans.

G.    Documentary Conditions. The Administrative Agent shall have received each of the following, dated as of the First Amendment Funding Date:

(a)    a certificate of each Loan Party signed by a Responsible Officer of such Loan Party (A) certifying and attaching the resolutions or similar consents adopted by such Loan Party approving or consenting to this Amendment and the incurrence of the 2019 Incremental Term Loans, (B) certifying that each Organizational Document of such Loan Party either (x) has not been amended since the Closing Date or, in the case of any Loan Party which is an Additional Guarantor (as defined in the Guaranty), since the date of such Loan Party’s Joinder Agreement to the Guaranty, or (y) is attached as an exhibit to such certificate, certified as of a recent date by the appropriate governmental official, and certified by such Responsible Officer as being in full force and effect as of the First Amendment Funding Date, (C) certifying (x) as to the incumbency and specimen signature of each officer executing this Amendment and any related documents on behalf of such Loan Party or (y) that such incumbency has not been amended since the Closing Date or, in the case of any Loan Party which is an Additional Guarantor, since the date of such Loan Party’s Joinder Agreement to the Guaranty, (D) attaching a good standing certificate (to the extent such concept is known in the relevant jurisdiction) from the applicable Governmental Authority of such Loan Party’s jurisdiction of incorporation, organization or formation dated a recent date prior to the First Amendment Funding Date;

(b)    a certificate from a senior financial officer of the Borrower, substantially consistent with Exhibit C of the Credit Agreement certifying that the Holding Companies and their Restricted Subsidiaries, on a consolidated basis after giving effect to this Amendment and the transactions contemplated hereby (including the funding of the 2019 Incremental Funding Term Loans), are Solvent;

(c)    a certificate signed by a Responsible Officer of the Borrower certifying that the conditions set forth in clauses (D), (E) and (F) of this Section III have been satisfied;

(d)    a Borrowing Request as required by Section 2.03 of the Credit Agreement relating to the Borrowing of the 2019 Incremental Funding Term Loans;

(e)    a customary written opinion (addressed to the Administrative Agent and the Lenders and dated the First Amendment Funding Date) of Kirkland & Ellis LLP, New York counsel for the Loan Parties; and

(f)    customary filings as the Administrative Agent may reasonably require to assure that the 2019 Incremental Term Loans contemplated hereby are secured by the Collateral ratably with the other Initial Term Loans and the Revolving Loans.

H.    KYC. The Incremental Term Loan Lender shall have received (i) all documentation and other information with respect to the Borrower that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the Patriot Act and (ii) if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Borrower shall have delivered a Beneficial Ownership Certification in relation to the Borrower.

SECTION IV.	REPRESENTATIONS AND WARRANTIES

In order to induce (i) the Incremental Term Loan Lender to enter into this Amendment and to make the 2019 Incremental Term Loans and (ii) the Revolving Lenders to enter into this Amendment and extend the Revolving Termination Date, the Loan Parties hereto represent and warrant as of the date hereof to Administrative Agent and each Lender that the following statements are true and correct in all material respects (or in all respects if qualified by “materiality” or “Material Adverse Effect”):

A.    Organization; Powers. Each of the Holding Companies, the Borrower and the Restricted Subsidiaries (a) is duly organized or incorporated and validly existing, (b) to the extent such concept is applicable in the corresponding jurisdiction, is in good standing under the laws of the jurisdiction of its organization or incorporation and (c) has all requisite organizational or constitutional power and authority to (i) carry on its business as now conducted and as proposed to be conducted and (ii) execute, deliver and perform its obligations under this Amendment, except, in the case of clause (b) only, where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

B.    Approvals; No Conflicts. The execution, delivery and performance by the Loan Parties of the Loan Documents to which such Loan Parties are a party (a) do not require any material consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other Person, except (i) such as have been obtained or made and are in full force and effect as of the First Amendment Funding Date, (ii) filings and registrations of charges necessary to perfect Liens created under the Loan Documents and to release existing Liens (if any), and (iii) those consents, approvals, registrations, filings or other actions, the failure of which to obtain or make would not reasonably be expected to result in a Material Adverse Effect, (b) will not violate any Organizational Document of any Loan Party, (c) will not violate any Requirement of Law applicable to the Borrower or any Restricted Subsidiary, (d) will not violate or result in a default under any indenture, agreement or other instrument in each case constituting Material Indebtedness binding upon the Borrower or any Restricted Subsidiary or their respective assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any Restricted Subsidiary or give rise to a right of, or result in, termination, cancelation or acceleration of any obligation thereunder as of the First Amendment Funding Date, and (e) will not result in the creation or imposition of any Lien on any asset of the Borrower or any Restricted Subsidiary, except Liens created under the Loan Documents and Liens permitted under Section 6.02 of the Credit Agreement, except in the cases of clauses (c) and (d) above where such violations, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

C.    Authorization; Enforceability. This Amendment and the Credit Agreement, as modified hereby (and the lending transactions contemplated hereby to occur on the First Amendment Funding Date), have been duly authorized by all necessary corporate, shareholder or other organizational action by the Holding Companies and the Borrower and constitute, and each other Loan Document to which any Loan Party is a party has been duly authorized by all necessary corporate, shareholder or other organizational action by such Loan Party, and each Loan Document constitutes, or when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation on such Loan Party (as the case may be), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, winding-up, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION V.	ACKNOWLEDGMENT AND CONSENT

Each of the Borrower and each Guarantor hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Amendment and consents to the consent and modifications contained herein and the making of the 2019 Incremental Term Loans. Each of the Borrower and each Guarantor hereby confirms that each Loan Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent possible in accordance with the Loan Documents the payment and performance of all “Obligations” under each of the Loan Documents to which it is a party (in each case as such terms are defined in the applicable Loan Document), including without limitation, the 2019 Incremental Term Loans.

Each of the Borrower and each Guarantor acknowledges and agrees that any of the Loan Documents (as they may be modified by this Amendment) to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment. Each of the Borrower and each Guarantor represents and warrants that all representations and warranties contained in the Credit Agreement and the Loan Documents to which it is a party or is otherwise bound are true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) on and as of the First Amendment Funding Date, to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) on and as of such earlier date.

Each Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Person is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Person to any future amendments to the Credit Agreement.

SECTION VI.	MISCELLANEOUS

A.    Reference to and Effect on the Credit Agreement and the Other Loan Documents.

(i)    On and after the First Amendment Funding Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as modified hereby.

(ii)    Except for the consent, amendments and modifications expressly set forth herein, the Credit Agreement and the other Loan Documents shall remain unchanged and in full force and effect and are hereby ratified and confirmed and this Amendment shall not be considered a novation. The consent, amendments and modifications set forth herein are limited to the specifics hereof (including facts or occurrences on which the same are based), shall not apply with respect to any facts or occurrences other than those on which the same are based, shall neither excuse any future non-compliance with the Loan Documents nor operate as a waiver of any Default or Event of Default, shall not operate as a consent to any further waiver, consent or amendment or other matter under the Loan Documents, and shall not be construed as an indication that any future waiver or amendment of covenants or any other provision of the Credit Agreement will be agreed to, it being understood that the granting or denying of any waiver or amendment which may hereafter be requested by the Borrower remains in the sole and absolute discretion of Administrative Agent and Lenders.

(iii)    The execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or Lender under, the Credit Agreement or any of the other Loan Documents.

(iv)    Each Loan Party hereby (A) confirms that the obligations of such Loan Party under the Amended Credit Agreement (including with respect to the 2019 Incremental Term Loans) and the other Loan Documents are entitled to the benefits of the guarantees and the security interests set forth or created in the Security Documents and the other Loan Documents and that such obligations constitute Obligations, (B) ratifies and reaffirms the validity and enforceability of all of the Liens and security interests heretofore granted, pursuant to and in connection with the Security Documents or any other Loan Document to Collateral Agent, on behalf and for the benefit of each Secured Party, as collateral security for such obligations in accordance with their respective terms, and (C) acknowledges that all of such Liens and security interests, and all Collateral heretofore pledged as security for such obligations, continue to be and remain collateral for such obligations from and after the date hereof (including, without limitation, from after giving effect to this Amendment).

(v)    This Amendment shall be deemed to be a Loan Document and an Incremental Credit Facility Amendment, each as defined in the Credit Agreement.

(vi)    Upon the occurrence of the First Amendment Funding Date, each Incremental Term Loan Lender that is not, prior to the effectiveness of this Amendment, a “Lender” under the Amended Credit Agreement, (A) shall be a “Lender” for all purposes of the Credit Agreement and the Loan Documents, (B) agrees to be bound by the terms and conditions of the Amended Credit Agreement and the Loan Documents and (C) will have all of the rights and obligation of a “Lender” under the Amended Credit Agreement and the Loan Documents.

B.    Headings. Section and Subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

C.    Applicable Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

D.    Jurisdiction; Waiver of Jury Trial. The provisions of Sections 9.09 and 9.10 of the Credit Agreement pertaining to consent to jurisdiction, service of process, and waiver of jury trial are hereby incorporated by reference herein, mutatis mutandis.

E.    Indemnification. The Borrower hereby confirms that the indemnification provisions set forth in Section 9.03 of the Credit Agreement shall apply to this Amendment and the transactions contemplated hereby.

F.    Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Delivery of an executed counterpart of a signature page of this Amendment by e-signature, facsimile or in electronic format (e.g., “pdf” or “tif” file format) shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment or any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other state laws based on the Uniform Electronic Transactions Act, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

G.    Entire Agreement. This Amendment, the Amended Credit Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

H.    Severability. Any term or provision of this Amendment which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Amendment or affecting the validity or enforceability of any of the terms or provisions of this Amendment in any other jurisdiction. If any provision of this Amendment is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

I.    Tax Treatment. For U.S. federal and applicable state and local income tax purposes, after giving effect to this Amendment, the 2019 Incremental Term Loans are intended to be treated as having been issued in a qualified reopening (within the meaning of section 1.1275-2(k)(3) of the U.S. Treasury Regulations) of the Initial Term Loans. Unless otherwise required by applicable law, none of the Loan Parties, the Administrative Agent or any Lender shall take any tax position inconsistent with the preceding sentence.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

HOLDINGS:	GOODRX INTERMEDIATE HOLDINGS, LLC,
a Delaware limited liability company

	By:	/s/ Trevor Z. Bezdek
	Name:	Trevor Z. Bezdek
	Title:	Chief Financial Officer

BORROWER:	GOODRX, INC.,
a Delaware corporation

	By:	/s/ Michael Jeon
	Name:	Michael Jeon
	Title:	Senior Vice President - Finance

GUARANTORS:	IODINE, INC.,
a Delaware corporation

	By:	/s/ Trevor Z. Bezdek
	Name:	Trevor Z. Bezdek
	Title:	Chief Financial Officer

HEYDOCTOR, LLC,
a Delaware limited liability company

	By:	GoodRx Holdings, Inc.,
	Its:	Sole Member

	By:	/s/ Trevor Z. Bezdek
	Name:	Trevor Z. Bezdek
	Title:	Chief Financial Officer

[Signature Page to First Incremental Credit Facility Amendment to First Lien Credit Agreement]

BARCLAYS BANK PLC, as Administrative
Agent and Collateral Agent and a Revolving Lender

By:	/s/ Martin Corrigan
Name:	Martin Corrigan
Title:	Vice President

[Signature Page to First Incremental Credit Facility Amendment to First Lien Credit Agreement]

GOLDMAN SACHS BANK USA,
as the Incremental Term Loan Lender and a Revolving Lender

By:	/s/ Thomas Manning
Name:	Thomas Manning
Title:	Authorized Signatory

[Signature Page to First Incremental Credit Facility Amendment to First Lien Credit Agreement]

BANK OF AMERICA, N.A., as a Revolving Lender

By:	/s/ Rebecca Griffith
Name:	REBECCA GRIFFITH
Title:	VICE PRESIDENT

[Signature Page to First Incremental Credit Facility Amendment to First Lien Credit Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS
BRANCH, as a Revolving Lender

By:	/s/ Judith Smith
Name:	Judith Smith
Title:	Authorized Signatory

By:	/s/ Emerson Almeida
Name:	Emerson Almeida
Title:	Authorized Signatory

[Signature Page to First Incremental Credit Facility Amendment to First Lien Credit Agreement]

KKR CORPORATE LENDING (CA) LLC,
as a Revolving Lender

By:	/s/ W. Cade Thompson
Name:	W. Cade Thompson
Title:	Authorized Signatory

[Signature Page to First Incremental Credit Facility Amendment to First Lien Credit Agreement]

CITIZENS BANK, N.A., as a Revolving Lender

By:	/s/ Aman Patel
Name:	Aman Patel
Title:	Vice President

[Signature Page to First Incremental Credit Facility Amendment to First Lien Credit Agreement]

SUNTRUST BANK, as a Revolving Lender

By:	/s/ Locksley Randle
Name:	Locksley Randle
Title:	Vice President

[Signature Page to First Incremental Credit Facility Amendment to First Lien Credit Agreement]